Exhibit 99.1
Media Contact
Adrian R. Bell
LOUD Technologies Inc.
T +1.206.310.5966
E adrian.bell@loudtechinc.com
FOR IMMEDIATE RELEASE
LOUD Technologies Inc. Receives Letter from
Nasdaq Regarding Form 10-Q Filing
WOODINVILLE, WA — November 24, 2008 — LOUD Technologies Inc. (NASDAQCM: LTEC) (“LOUD”) today announced that it received a notice from the Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with the requirements for continued listing under Nasdaq Marketplace Rule 4310(c)(14) because it did not file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (the “Form 10-Q”) by the prescribed due date (the “Nasdaq letter”). The Nasdaq letter indicated that the Company has until January 20, 2009 to submit a plan to regain compliance with Nasdaq Marketplace Rule 4310(c)(14), and that if such a plan is timely submitted by the Company, the Nasdaq staff has the authority to grant the Company an exception of up to 180 calendar days from the due date of the Form 10-Q to regain compliance.
As disclosed in the Company’s Form 12b-25, Notification of Late Filing, filed with the Securities and Exchange Commission (the “SEC”) on November 17, 2008, the Company is working diligently to prepare and file the Form 10-Q, including the processes related to such filing, so that it may become current in its SEC filings. The Company currently anticipates that it will be able to file the Form 10-Q and regain compliance with Nasdaq Marketplace Rule 4310(c)(14) prior to January 20, 2009. If for any reason it is unable to do so, the Company intends to submit a plan to regain compliance to the Nasdaq Listing Qualifications Department no later than January 20, 2009. No assurance can be given that Nasdaq would grant an exception for the full 180-day period contemplated in the Nasdaq Marketplace Rules, if at all. Under Nasdaq’s rules, the Company’s common stock would continue to be listed on Nasdaq until January 20, 2009, and for any exception period which may be granted to the Company by the Nasdaq Listing Qualifications Department. However, until the Company regains compliance, quotation information for the Company’s common stock will include an indicator of the Company’s non-compliance and the Company will be included in a list of non-compliant companies on the Nasdaq website.
Additional Information
LOUD Technologies Inc. (“LOUD”) is one of the world’s largest professional audio and musical instrument product companies. Through its industry-leading brands Alvarez, Ampeg, Crate, EAW, Mackie, Martin Audio and TAPCO, LOUD produces and distributes a wide range of loudspeakers, analog and digital mixers, commercial audio systems, guitars and guitar and bass amplifiers. LOUD’s brands may be found in professional and project recording studios, video and broadcast suites, post-production facilities, sound reinforcement applications including churches, nightclubs and retail locations, and on major musical tours.
Forward-Looking Statements
This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These forward-looking statements include statements regarding the Company’s ability to file its Form 10-Q and other statements that are not historical facts. These forward looking statements are subject to risks, uncertainties and changes in financial condition, unknown factors and other items described in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2007 and the Company’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
For more information please contact: LOUD Technologies Inc. — 16220 Wood-Red Road N.E. — Woodinville, WA 98072 — Phone: (425) 487-4333 — Fax: (425) 487-4337 — Internet: www.loudtechinc.com.
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